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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-56327 of First Financial Management Corporation on Form S-3 of the reports of Deloitte & Touche dated January 28, 1994 included in the Annual Report on Form 10-K of First Financial Management Corporation for the year ended December 31, 1993. We also consent to the reference to Deloitte & Touche LLP under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP
- -------------------------
DELOITTE & TOUCHE LLP


Atlanta, Georgia
November 21, 1994